Exhibit 10.1

THIRD AMENDMENT TO THE

HEARTBEAM, INC.

2022 EQUITY INCENTIVE PLAN

Effective as of July 11, 2025, HeartBeam, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the third amendment (the “Third Amendment”) to the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”). By adoption of this instrument, the Company now desires to amend the 2022 Equity Plan to increase the maximum number of shares available for issuance under the 2022 Plan by 3,000,000 from 8,900,000 to 11,900,000 shares.

1.	This Amendment shall be effective as of the date it is approved by the Company’s shareholders at the Company’s 2025 Annual Meeting and shall be void in the absence of such approval.

2.	Section 3(a)(i) of the 2022 Equity Plan (Shares Subject to the Plan) is hereby amended and restated in its entirety to read as follows:

a.	“Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(i)	11,900,000 Shares of Common Stock that may become available for issuance as a result of recycling of awards under the 2015 Equity Incentive Plan”

3.	This Third Amendment shall only amend the provisions of the 2022 Equity Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be signed by Timothy Cruickshank, a duly authorized officer of the Company, on July 11, 2025.

Dated: July 11, 2025	/s/ Timothy Cruickshank
Timothy Cruickshank
Chief Financial Officer